Exhibit 5.1

STINSON LEONARD STREET LLP

50 South Sixth Street

Suite 2600

Minneapolis, MN 55402

January 18, 2018

Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410

Minneapolis, Minnesota 55403

Ladies and Gentlemen:

We have acted as counsel to Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-1, as amended (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers the resale by certain selling stockholders (the “Selling Stockholders”) of up to 232,443,489 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”). The Shares include 232,008,489 shares of Common Stock issued to the Selling Stockholders in a private placement on September 26, 2017 (the “Private Placement Shares”) and shares of Common Stock underlying warrants (the “Backstop Warrants”) to purchase 435,000 additional shares of Common Stock (the ‘Backstop Warrant Shares”) issued to the Selling Stockholders on September 26, 2017 by the Company pursuant to that certain Standby Purchase Agreement, dated May 23, 2017 and amended September 22, 2017, by and among the Company and the investors named therein.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein, each substantially in the form in which it was transmitted to the SEC under the Act;

2.       The Certificate of Incorporation of the Company (the “Charter”);

3.       The Bylaws of the Company;

4.       Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration, classification and issuance of the Shares (the “Resolutions”); and

5.       Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

1

Black Ridge Oil & Gas, Inc.

Page Two

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.       Solely with respect to the issuance of any Backstop Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.      The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Nevada and is in good standing.

2.      The Private Placement Shares are validly issued, fully paid and non-assessable and the Backstop Warrant Shares will be validly issued, fully paid and non-assessable when the Backstop Warrant Shares shall have been issued to the Selling Stockholders upon exercise of the Backstop Warrants in accordance with their terms.

Our opinions set forth herein are limited to general corporate laws of the State of Nevada (referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Stinson Leonard Street LLP

2